Research Growth and AI Licensing Drive Wiley’s Third Quarter 2025 Results
Reaffirming Fiscal 2025 outlook at mid-to-high end of ranges from strong performance and profit improvement year-to-date; raising Fiscal 2026 margin target

March 6, 2025 - Hoboken, NJ – Wiley (NYSE: WLY), one of the world’s largest publishers and a trusted leader in research and learning, today reported results for the third quarter ended January 31, 2025.

•Third quarter reported revenue of $405 million vs. $461 million due to foregone revenue from divested businesses; Adjusted Revenue (excluding divestitures) +1.2% at constant currency as expected; Research +5.2% constant currency
•Third quarter Operating Income $52 million vs. ($46 million); Adjusted Operating Income +27% with margin up 280bps. Earnings Per Share (EPS) up $1.65 to ($0.43); Adjusted EPS +39% and Adjusted EBITDA +4%
•Year-to-date reported revenue of $1,235 million vs. $1,405 million due to foregone revenue from divested businesses; Adjusted Revenue (excluding divestitures) +3.5% at constant currency
•Year-to-date Operating Income of $145 million vs. ($17 million); Adjusted Operating Income +38% with margin up 330 basis points. Earnings Per Share (EPS) of $0.29 vs. ($4.10); Adjusted EPS +43%, Adjusted EBITDA +12%, Cash from Operations +115% to $52 million and Free Cash Flow +$44 million

“We continue to deliver disciplined growth and material margin expansion as we capitalize on the global demand for scientific research and responsible AI model development,” said Matthew Kissner, Wiley President and CEO. “Our recurring revenue Research business has not only proven to be resilient across economic cycles but poised for continued expansion; our authoritative content and data-driven insights are increasingly coveted by corporations for their research and development initiatives, including AI enablement; and our strong execution and cost re-engineering efforts continue to deliver tangible results, with significant margin and cash flow improvement this year and raised margin expectations for Fiscal 2026.”

RESEARCH
•Revenue of $268 million was up 4% as reported and 5% at constant currency driven by growth in open access, solutions, and AI licensing. During the quarter, Wiley executed two landmark recurring revenue agreements, including India (“one nation, one subscription” expanding access to over 6,000 institutions) and Brazil (transformational agreement expanding access to over 430 institutions). Leading indicators remain strong year-to-date, with submissions up 18% and output up 8%. Wiley also expanded a previously executed content licensing project for training this quarter valued at $9 million. For the nine months, Research revenue was up 3% as reported and at constant currency. Excluding AI revenue, Research revenue rose 2% in the quarter and year-to-date, both at constant currency.
•Adjusted EBITDA of $88 million was up 11% as reported and 12% at constant currency due to revenue growth. Adjusted EBITDA margin for the quarter rose to 32.7% from 30.9% in the prior year period. Year-to-date, Research Adjusted EBITDA margin was up 30 basis points to 31.1%.

LEARNING
•Revenue of $137 million was down 6% as reported and at constant currency. Year-over-year results were impacted by a $6 million licensing renewal in the prior year and softness in Academic. At constant currency, Academic was down 9% in a seasonally small quarter and Professional was down 1%. For the nine months, Learning revenue was up 5%, or 4% at constant currency driven by AI licensing. Excluding AI licensing revenue, Learning revenue declined 0.6% year-to-date at constant currency.
•Adjusted EBITDA of $49 million was down 5% as reported and at constant currency due to revenue performance. Adjusted EBITDA margin for the quarter rose to 35.4% from 35.1% in the prior year. Year-to-date, Learning Adjusted EBITDA margin was up over 400 basis points to 35.3%.

CORPORATE EXPENSES
•Corporate expenses declined by $3 million due to lower depreciation and amortization but rose $3 million on an Adjusted EBITDA basis due to enterprise modernization and consulting fees related to strategic initiatives, including the re-engineering of our cost structure. Adjusted Corporate Expenses are the portion of shared services costs not allocated to segments.

EARNINGS PER SHARE
•GAAP EPS was a loss of ($0.43) compared to a loss of ($2.08) in the prior year period. The quarterly loss was primarily due to the previously disclosed non-cash income tax adjustment as a consequence of the US valuation allowance related to our divested businesses, a further loss on the sale of our Wiley Edge business, and restructuring charges. See the accompanying reconciliation table for more information.
•Adjusted EPS of $0.84 was up 39% at constant currency due to higher adjusted operating income and a lower effective tax rate.

BALANCE SHEET, CASH FLOW, AND CAPITAL ALLOCATION (YTD)
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) was 2.0 compared to 1.9 in year-ago period.
•Net Cash provided by Operating Activities was up $28 million to $52 million mainly due to improved operating performance and timing of working capital.
•Free Cash Flow was up $44 million to a use of $1 million, driven by improved operating performance, lower capex, and the timing of working capital. Free Cash Flow is typically a use through nine months due to timing.
•Returns to Shareholders: Wiley allocated $93 million toward dividends and share repurchases, up from $87 million in the prior year. $35 million was allocated to share repurchases.

FISCAL 2025 OUTLOOK
Wiley is reaffirming its Fiscal 2025 growth outlook in the mid-to-high end of its ranges:
•Revenue: middle of range, equating to top line growth of approximately 3%. Research and Learning are reaffirmed at low-to-mid single digit and low single digit growth, respectively
•Adjusted EBITDA: middle of range, equating to high-single digit growth over prior year
•Adjusted EBITDA margin: high end of range of 23-24%
•Adjusted EPS: high end of range, equating to strong double-digit growth over prior year
•Free Cash Flow: reaffirmed at $125 million, equating to growth of approximately 10% over prior year

Metric	Fiscal 2024 Results	Fiscal 2025 Outlook	Q3 2025 Update
Adj. Revenue*	$1,617	$1,650 to $1,690	Middle of range
Adj. EBITDA* Margin	$369 22.8%	$385 to $410 23-24%	Middle of range High end of range
Adj. EPS*	$2.78	$3.25 to $3.60	High end of range
Free Cash Flow	$114	Approx. $125	Reaffirmed
*Excludes held for sale or sold businesses. Wiley’s fiscal year runs from May 1 to April 30. Refer to our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 for our Non-GAAP reconciliations to US GAAP results.

FISCAL 2026 TARGETS
The Company is raising its Fiscal 2026 margin target and reaffirming its Fiscal 2026 revenue and cash flow targets. Wiley will disclose its full guidance for Fiscal 2026 in June 2025.
1.Reaffirming low-to-mid single digit revenue growth
2.Raising Adjusted EBITDA Margin target to 25%+ from a range of 24-25%
3.Reaffirming Free Cash Flow of $200 million

EARNINGS CONFERENCE CALL
Wiley will conduct a conference call with investors to discuss this earnings release today at 10:00 am (ET). You can access this via webcast at investors.wiley.com, or directly at https://events.q4inc.com/attendee/253283908. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International, please dial (646) 960-0253 and enter participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is one of the world’s largest publishers and a trusted leader in research and learning. Our industry-leading content, services, platforms, and knowledge networks are tailored to meet the evolving needs of our customers and partners, including researchers, students, instructors, professionals, institutions, and corporations. We enable knowledge-seekers to transform today’s biggest obstacles into tomorrow’s brightest opportunities. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com and investors.wiley.com

*NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2025 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2025 in connection with our multiyear Global Restructuring Program and planned and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Revenue, net	$404,626	$460,705	$1,235,030	$1,404,526
Costs and expenses:
Cost of sales	104,219	143,662	320,439	456,377
Operating and administrative expenses	229,960	253,375	717,670	761,458
Impairment of goodwill(3)	—	81,754	—	108,449
Restructuring and related charges	5,574	14,808	13,071	52,033
Amortization of intangible assets	13,042	13,517	38,913	42,730
Total costs and expenses	352,795	507,116	1,090,093	1,421,047

Operating income (loss)	51,831	(46,411)	144,937	(16,521)
As a % of revenue	12.8%	-10.1%	11.7%	-1.2%

Interest expense	(14,027)	(13,321)	(41,277)	(37,592)
Net foreign exchange transaction (losses) gains	(4,222)	488	(7,316)	(3,489)
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale(3)	(15,930)	(52,404)	(9,760)	(179,747)
Other income (expense), net	1,021	(648)	4,029	(3,700)

Income (loss) before taxes	18,673	(112,296)	90,613	(241,049)

Provision (benefit) for income taxes	41,627	1,579	74,545	(15,465)
Effective tax rate	222.9%	-1.4%	82.3%	6.4%
Net (loss) income	$(22,954)	$(113,875)	$16,068	$(225,584)
As a % of revenue	-5.7%	-24.7%	1.3%	-16.1%

(Loss) earnings per share
Basic	$(0.43)	$(2.08)	$0.30	$(4.10)
Diluted(4)	$(0.43)	$(2.08)	$0.29	$(4.10)

Weighted average number of common shares outstanding
Basic	53,952	54,812	54,173	55,061
Diluted(4)	53,952	54,812	54,815	55,061

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale
For the three and nine months ended January 31, 2025 and 2024, we recorded net pretax loss on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Wiley Edge	$(15,566)	$(20,676)	$(14,778)	$(20,676)
University Services	(639)	(25,946)	850	(101,412)
CrossKnowledge	275	(5,782)	4,197	(56,159)
Tuition Manager	—	—	120	(1,500)
Sale of assets	—	—	(149)	—
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	$(15,930)	$(52,404)	$(9,760)	$(179,747)

As previously announced in fiscal year 2024, we executed a plan to divest non-core businesses included in our Held for Sale or Sold segment, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria starting in the first quarter of fiscal year 2024. We measured each disposal group at the lower of carrying value or fair value less costs to sell prior to its disposition.

On January 1, 2024, we completed the sale of University Services. On May 31, 2024, we completed the sale of Wiley Edge, with the exception of its India operations which sold on August 31, 2024. On August 31, 2024, we completed the sale of CrossKnowledge. On May 31, 2023, we completed the sale of Tuition Manager.

In the three months ended January 31, 2025, we recognized a net loss of $15.6 million for Wiley Edge primarily due to subsequent changes in the fair value less costs to sell. We reduced the fair value of the contingent consideration in the form of an earnout from $15.0 million to zero as of January 31, 2025, as current market conditions have significantly lowered expected gross profit below the payment threshold required in the agreement.

In the second quarter of fiscal year 2025, we sold a facility which was reflected in Technology, property, and equipment, net in our Unaudited Condensed Consolidated Statements of Financial Position.

Impairment of goodwill
In fiscal year 2024, we reorganized our segments and recorded pretax noncash goodwill impairments of $108.4 million which included $81.7 million related to Wiley Edge, $11.4 million related to University Services, and $15.3 million related to CrossKnowledge.

(4) In calculating diluted net loss per common share for the three months ended January 31, 2025 and the three and nine months ended January 31, 2024, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP (Loss) Earnings per Share to Non-GAAP Adjusted EPS
	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
US GAAP (Loss) Earnings Per Share - Diluted	$(0.43)	$(2.08)	$0.29	$(4.10)
Adjustments:
Impairment of goodwill	—	1.48	—	1.90
Restructuring and related charges	0.09	0.20	0.21	0.70
Foreign exchange losses (gains) on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	0.09	(0.03)	0.09	0.02
Amortization of acquired intangible assets (4)	0.20	0.22	0.62	0.65
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	0.29	0.83	0.20	2.77
Held for Sale or Sold segment Adjusted Net (Income) Loss (5)	—	(0.05)	0.05	(0.39)
Income tax adjustments	0.58	—	0.82	—
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	0.02	0.02	—	0.04
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.84	$0.59	$2.28	$1.59

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
US GAAP Income (Loss) Before Taxes	$18,673	$(112,296)	$90,613	$(241,049)
Pretax Impact of Adjustments:
Impairment of goodwill	—	81,754	—	108,449
Restructuring and related charges	5,574	14,808	13,071	52,033
Foreign exchange losses (gains) on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	5,239	(2,128)	5,590	1,089
Amortization of acquired intangible assets (4)	13,042	13,580	38,956	44,550
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	15,930	52,404	9,760	179,747
Held for Sale or Sold segment Adjusted (Income) Loss Before Taxes (5)	—	(4,120)	3,578	(28,253)
Non-GAAP Adjusted Income Before Taxes	$58,458	$44,002	$161,568	$116,566

Reconciliation of US GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision (Benefit)	$41,627	$1,579	$74,545	$(15,465)
Income Tax Impact of Adjustments (7)
Impairment of goodwill	—	—	—	2,697
Restructuring and related charges	404	3,985	1,315	13,237
Foreign exchange losses (gains) on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	260	(742)	599	112
Amortization of acquired intangible assets (4)	1,910	1,152	5,511	8,668
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	154	6,508	(1,360)	25,711
Held for Sale or Sold segment Adjusted Tax (Provision) Benefit (5)	—	(1,252)	887	(6,518)
Income Tax Adjustments
Impact of valuation allowance on the US GAAP effective tax rate (8)	(31,744)	—	(44,863)	—
Non-GAAP Adjusted Income Tax Provision	$12,611	$11,230	$36,634	$28,442

US GAAP Effective Tax Rate	222.9%	-1.4%	82.3%	6.4%
Non-GAAP Adjusted Effective Tax Rate	21.6%	25.5%	22.7%	24.4%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three and nine months ended January 31, 2025, we wrote off an additional $0.1 million and $0.4 million, respectively, of cumulative translation adjustments in earnings. In the three and nine months ended January 31, 2024, we wrote off an additional $0.2 million and $0.8 million, respectively, of cumulative translation adjustments in earnings. These amounts are reflected in Net foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net (Loss) Income.

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net (Loss) Income. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net (Loss) Income.

(5) For the three and nine months ended January 31, 2025 and 2024, we recorded net pretax loss on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:
	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Wiley Edge	$15,566	$20,676	$14,778	$20,676
University Services	639	25,946	(850)	101,412
CrossKnowledge	(275)	5,782	(4,197)	56,159
Tuition Manager	—	—	(120)	1,500
Sale of assets	—	—	149	—
Net pretax loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	$15,930	$52,404	$9,760	$179,747

For the three and nine months ended January 31, 2025 and 2024, we recorded income tax benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:
	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Wiley Edge	$154	$—	$(1,330)	$—
University Services	—	6,508	—	25,337
CrossKnowledge	—	—	—	—
Tuition Manager	—	—	(30)	374
Sale of assets	—	—	—	—
Benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale	$154	$6,508	$(1,360)	$25,711
In addition, our Adjusted EPS excludes the Adjusted Net Income or Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (54.6 million shares for the three months ended January 31, 2025 and 55.3 million and 55.6 million shares for the three and nine months ended January 31, 2024, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three and nine months ended January 31, 2025 and 2024, substantially all of the tax impact was from deferred taxes.

(8) In the nine months ended January 31, 2025, there was an impact on the US GAAP effective tax rate due to the valuation allowance on deferred tax assets in the US of $44.9 million, which includes an adjustment of $31.7 million in the three months ended January 31, 2025.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET (LOSS) INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Net (Loss) Income	$(22,954)	$(113,875)	$16,068	$(225,584)
Interest expense	14,027	13,321	41,277	37,592
Provision (benefit) for income taxes	41,627	1,579	74,545	(15,465)
Depreciation and amortization	36,474	45,474	110,445	129,376
Non-GAAP EBITDA	69,174	(53,501)	242,335	(74,081)
Impairment of goodwill	—	81,754	—	108,449
Restructuring and related charges	5,574	14,808	13,071	52,033
Net foreign exchange transaction losses (gains)	4,222	(488)	7,316	3,489
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	15,930	52,404	9,760	179,747
Other (income) expense, net	(1,021)	648	(4,029)	3,700
Held for Sale or Sold segment Adjusted EBITDA (2)	—	(4,118)	3,578	(29,739)
Non-GAAP Adjusted EBITDA	$93,879	$91,507	$272,031	$243,598
Adjusted EBITDA Margin	23.2%	22.7%	22.3%	20.7%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended January 31,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$225,874	$216,586	4%	5%
Research Solutions	41,670	39,613	5%	6%
Total Revenue, net	$267,544	$256,199	4%	5%

Non-GAAP Adjusted Operating Income	$65,669	$57,098	15%	17%
Depreciation and amortization	21,918	22,029	1%	0%
Non-GAAP Adjusted EBITDA	$87,587	$79,127	11%	12%
Adjusted EBITDA margin	32.7%	30.9%

Learning:
Revenue, net
Academic	$78,795	$87,216	-10%	-9%
Professional	58,287	59,118	-1%	-1%
Total Revenue, net	$137,082	$146,334	-6%	-6%

Non-GAAP Adjusted Operating Income	$37,764	$37,513	1%	1%
Depreciation and amortization	10,761	13,812	22%	22%
Non-GAAP Adjusted EBITDA	$48,525	$51,325	-5%	-5%
Adjusted EBITDA margin	35.4%	35.1%

Held for Sale or Sold:
Revenue, net	$—	$58,172	#	#

Non-GAAP Adjusted Operating Income	$—	$4,118	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$4,118	#	#
Adjusted EBITDA margin	0.0%	7.1%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(46,028)	$(48,578)	5%	5%
Depreciation and amortization	3,795	9,633	61%	61%
Non-GAAP Adjusted EBITDA	$(42,233)	$(38,945)	-8%	-9%

Consolidated Results:
Revenue, net	$404,626	$460,705	-12%	-12%
Less: Held for Sale or Sold Segment (3)	—	(58,172)	#	#
Adjusted Revenue, net	$404,626	$402,533	1%	1%

Operating Income (Loss)	$51,831	$(46,411)	#	#
Adjustments:
Restructuring charges	5,574	14,808	62%	62%
Impairment of goodwill	—	81,754	#	#
Held for Sale or Sold Segment Adjusted Operating Income (3)	—	(4,118)	#	#
Non-GAAP Adjusted Operating Income	$57,405	$46,033	25%	27%
Adjusted Operating Income margin	14.2%	11.4%
Depreciation and amortization	36,474	45,474	20%	19%
Less: Held for Sale or Sold Segment depreciation and amortization (3)	—	—	#	#
Non-GAAP Adjusted EBITDA	$93,879	$91,507	3%	4%
Adjusted EBITDA margin	23.2%	22.7%

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Nine Months Ended January 31,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$679,492	$659,329	3%	3%
Research Solutions	115,246	112,344	3%	3%
Total Revenue, net	$794,738	$771,673	3%	3%

Non-GAAP Adjusted Operating Income	$180,412	$169,481	6%	7%
Depreciation and amortization	66,999	67,909	1%	2%
Non-GAAP Adjusted EBITDA	$247,411	$237,390	4%	5%
Adjusted EBITDA margin	31.1%	30.8%

Learning:
Revenue, net
Academic	$233,547	$224,633	4%	4%
Professional	189,363	179,961	5%	5%
Total Revenue, net	$422,910	$404,594	5%	4%

Non-GAAP Adjusted Operating Income	$116,135	$85,051	37%	36%
Depreciation and amortization	32,952	41,338	20%	20%
Non-GAAP Adjusted EBITDA	$149,087	$126,389	18%	17%
Adjusted EBITDA margin	35.3%	31.2%

Held for Sale or Sold:
Revenue, net	$17,382	$228,259	-92%	-92%

Non-GAAP Adjusted Operating (Loss) Income	$(3,578)	$26,302	#	#
Depreciation and amortization	—	3,437	#	#
Non-GAAP Adjusted EBITDA	$(3,578)	$29,739	#	#
Adjusted EBITDA margin	-20.6%	13.0%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(134,961)	$(136,873)	1%	2%
Depreciation and amortization	10,494	16,692	37%	37%
Non-GAAP Adjusted EBITDA	$(124,467)	$(120,181)	-4%	-3%

Consolidated Results:
Revenue, net	$1,235,030	$1,404,526	-12%	-12%
Less: Held for Sale or Sold Segment (3)	(17,382)	(228,259)	-92%	-92%
Adjusted Revenue, net	$1,217,648	$1,176,267	4%	3%

Operating Income (Loss)	$144,937	$(16,521)	#	#
Adjustments:
Restructuring charges	13,071	52,033	75%	75%
Impairment of goodwill	—	108,449	#	#
Held for Sale or Sold Segment Adjusted Operating Loss (Income) (3)	3,578	(26,302)	#	#
Non-GAAP Adjusted Operating Income	$161,586	$117,659	37%	38%
Adjusted Operating Income margin	13.3%	10.0%
Depreciation and amortization	110,445	129,376	15%	15%
Less: Held for Sale or Sold depreciation and amortization (3)	—	(3,437)	#	#
Non-GAAP Adjusted EBITDA	$272,031	$243,598	12%	12%
Adjusted EBITDA margin	22.3%	20.7%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31, 2025	April 30, 2024
Assets:
Current assets
Cash and cash equivalents	$104,510	$83,249
Accounts receivable, net	184,672	224,198
Inventories, net	25,305	26,219
Prepaid expenses and other current assets	80,277	85,954
Current assets held-for-sale	—	34,422
Total current assets	394,764	454,042

Technology, property and equipment, net	164,502	192,438
Intangible assets, net	572,123	615,694
Goodwill	1,079,175	1,091,368
Operating lease right-of-use assets	66,947	69,074
Other non-current assets	322,341	283,719
Non-current assets held-for-sale	—	19,160
Total assets	$2,599,852	$2,725,495

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$53,220	$55,659
Accrued royalties	156,271	97,173
Short-term portion of long-term debt	10,000	7,500
Contract liabilities	313,278	483,778
Accrued employment costs	74,307	96,980
Short-term portion of operating lease liabilities	17,969	18,294
Other accrued liabilities	92,213	76,266
Current liabilities held-for-sale	—	37,632
Total current liabilities	717,258	873,282
Long-term debt	877,205	767,096
Accrued pension liability	69,647	70,832
Deferred income tax liabilities	94,567	97,186
Operating lease liabilities	83,602	94,386
Other long-term liabilities	72,329	71,760
Long-term liabilities held-for-sale	—	11,237
Total liabilities	1,914,608	1,985,779
Shareholders' equity	685,244	739,716
Total liabilities and shareholders' equity	$2,599,852	$2,725,495

Notes:
(1) The supplementary information included in this press release for January 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended January 31,
	2025	2024
Operating activities:
Net income (loss)	$16,068	$(225,584)
Impairment of goodwill	—	108,449
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	9,760	179,747
Amortization of intangible assets	38,913	42,730
Amortization of product development assets	12,669	17,894
Depreciation and amortization of technology, property, and equipment	58,863	68,752
Other noncash charges	67,268	50,146
Net change in operating assets and liabilities	(151,291)	(217,782)
Net cash provided by operating activities	52,250	24,352

Investing activities:
Additions to technology, property, and equipment	(42,347)	(57,275)
Product development spending	(11,054)	(12,324)
Businesses acquired in purchase transactions, net of cash acquired	(915)	(3,116)
Net cash transferred related to the sale of businesses and assets	(11,239)	(1,237)
Acquisitions of publication rights and other	(4,139)	(4,541)
Net cash used in investing activities	(69,694)	(78,493)

Financing activities:
Net debt borrowings	114,319	158,681
Cash dividends	(57,243)	(57,869)
Purchases of treasury shares	(35,421)	(29,000)
Other	2,421	(16,458)
Net cash provided by financing activities	24,076	55,354

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,615)	432

Change in cash, cash equivalents and restricted cash for period	5,017	1,645

Cash, cash equivalents and restricted cash - beginning	99,543	107,262
Cash, cash equivalents and restricted cash - ending	$104,560	$108,907

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Nine Months Ended January 31,
	2025	2024
Net cash provided by operating activities	$52,250	$24,352
Less: Additions to technology, property, and equipment	(42,347)	(57,275)
Less: Product development spending	(11,054)	(12,324)
Free cash flow less product development spending	$(1,151)	$(45,247)

Notes:
(1) The supplementary information included in this press release for the nine months ended January 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2025 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.